Exhibit 99.1
Dawson Geophysical to Issue Second Quarter 2006 Results and Hold Investors’ Conference Call
MIDLAND, Texas, April 27, 2006/ PRNewswire/- Dawson Geophysical Company (NASDAQ: DWSN) announced today that it plans to publicly release its financial results for the quarter ended March 31, 2006, the Company’s second quarter of fiscal 2006, before the market opens on Monday, May 1, 2006.
An investors’ conference call to review the second quarter results will be held on Tuesday, May 2, 2006, at 9:00 a.m. Central Time. The conference call can be accessed through the Company’s website at www.dawson3d.com or by calling (888) 396-2384. The participant passcode for the conference call is 56398677. The audio replay of the conference call will also be archived until May 16, 2006 on the Company’s website at www.dawson3d.com.
During the conference call, management will discuss certain non-generally accepted accounting principle financial measures for which reconciliations to the most directly comparable GAAP financial measures will be provided in the Company’s release concerning its financial results for the second quarter.
Dawson Geophysical Company is the leading provider of U.S. onshore seismic data acquisition services as measured by the number of active data acquisition crews. Founded in 1952, Dawson acquires and processes 2-D, 3-D, and multi-component seismic data solely for its clients, ranging from major oil and gas companies to independent oil and gas operators as well as providers of multi-client data libraries.
In accordance with the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995, Dawson Geophysical Company cautions that statements in this press release which are forward-looking and which provide other than historical information involve risks and uncertainties that may materially affect the Company’s actual results of operations. These risks include, but are not limited to, dependence upon energy industry spending, the volatility of oil and gas prices, weather interruptions, the ability to obtain land access rights of way and the availability of capital resources. A discussion of these and other factors, including risks and uncertainties, is set forth in the Company’s Form 10-K for the fiscal year ended September 30, 2005. Dawson Geophysical Company disclaims any intention or obligation to revise any forward-looking statements, whether as a result of new information, future events, or otherwise.
For additional information, please contact:
L. Decker Dawson, Chairman of the Board of Directors
Stephen C. Jumper, President and Chief Executive Officer
Christina W. Hagan, Chief Financial Officer
1-800-332-9766